                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of the New York Life Investment Management Institutional Funds, Prime Cash Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
February 24, 2003